EX-10.M
                         AMP INCORPORATED
                   RETIREMENT PLAN FOR OUTSIDE DIRECTORS
(as Amended and Restated in its Entirety Effective as of October
                            23, 1996)

               THIS IS AN AMENDMENT AND RESTATEMENT IN ITS ENTIRETY OF THE AMP INCORPORATED RETIREMENT PLAN FOR OUTSIDE DIRECTORS ("Plan"), originally established by AMP Incorporated (the "Corporation"), a Pennsylvania corporation, for its eligible directors with an effective date of July 25, 1990.

                The Corporation wishes to provide retirement benefits to certain members of the Corporation's Board of Directors (the "Board") who are not, and who have not been, employees of the Corporation, Pamcor, Inc., or their subsidiary or affiliated companies ("Outside Directors"). It is the intent of the Corporation to provide such benefits under the terms and conditions hereinafter set forth.

               1. Effective Date. The Plan was originally effective as of July 25, 1990, and this amendment and restatement is effective as of October 23, 1996.

               2. Eligibility. For periods of time prior to January 1, 1996, any Outside Director shall be eligible to be a Participant hereunder, subject to the restrictions set forth in Section 5. For periods of time on and after January 1, 1996, (i) any Outside Director then serving who was first elected to the Board prior to January 1, 1996, shall continue to be a Participant entitled to benefit hereunder only if such Outside Director declined during the first calendar quarter of 1996 to elect to become a participant in the AMP Incorporated Deferred Stock Accumulation Plan for Outside Directors, and (ii) any Outside Director first elected to the Board on or after January 1, 1996, shall be eligible to be a Participant hereunder only if designated as such by the Board's Nominating and Governance Committee, which participation shall be in lieu of participation in the Corporation's Deferred Stock Accumulation Plan for Outside Directors.

              3.   Benefits.

                     a.   Normal  or  Disability  Retirement.   A
Participant shall be entitled to receive an annual retirement benefit, if (i) he retires at the end of the calendar year in which he reaches age 72, which shall be the normal retirement date hereunder ("Normal Retirement Date"), with a minimum of five years of service, or (ii) he retires prior to reaching his Normal Retirement Date due to "Disability," as defined in Subsection 3e, with a minimum of five years of service. The annual retirement benefit shall be equal to a percentage of the Participant's annual base retainer (exclusive of meeting and committee fees) from the Corporation at the rate in effect at the date of his retirement from service as an Outside Director in accordance with the following schedule, and shall be subject to the conditions of distribution set forth in Subsections 3c and 3d:

     Years of Service       % of Annual Base Retainer

      less than 5                        0%
            5                           50%
            6                           60%
            7                           70%
            8                           80%
            9                           90%
      10 or more                       100%

                     b.   Early   Retirement.  If  a  Participant
terminates service for any reason other than Disability prior to reaching his Normal Retirement Date, but after reaching age 65, and the Participant has 10 or more years of service, the Board, in its sole discretion, shall determine if an early retirement benefit shall be payable. If the Board determines that a Participant shall receive an early retirement benefit, the amount of such benefit shall be the retirement benefit that would have been payable to the Participant if he had retired on his Normal Retirement Date, multiplied by a fraction, the numerator of which shall be the Participant's actual years of service (including fractions thereof) to the Board, and the denominator of which shall be the years of service (including fractions thereof) that the Participant would have had, had he served until his Normal Retirement Date. Any such early retirement benefit shall be paid subject to the conditions of distribution set forth in Subsections 3c and 3d.

                   c. The benefit due hereunder shall be paid, in quarterly installments in advance, until the Participant's death. The first quarterly installment payment shall be made on the first day of the month following the first full month after the Participant retires or becomes Disabled. Thereafter, such installment payments shall be made on the first day of January, April, July and October, as appropriate. Payments for periods of less than a full calendar quarter shall be prorated.

                     d.   The  option  to  receive  a  lump   sum
distribution equal to the present value, calculated based on the mortality tables and interest rates set forth in Appendix A hereto, of the Participant's total benefit shall be available at the sole discretion of the Board.

                     e.  The  term  "Disability"  shall  mean   a
medically determinable disability of a permanent nature that, as determined by the Board in a uniformly applied manner, renders the Participant incapable of meeting the requirements of service to the Board.

              4.   Change in Control.

                    a. In the event of a "Change in Control," as defined in Subsection 4b, of the Corporation, all active Participants shall be fully vested in a benefit based on years of service ending with the date service to the Board terminates for any reason, notwithstanding the age of the Participant. Benefits shall be payable in accordance with Section 3 beginning on the date the Participant ceases service to the Corporation.

                    b. For purposes of this Section, a change of control of the Corporation ("Change in Control") shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                    (i) any Person (as defined below) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation (not included in the securities beneficially owned by such Person any securities acquired directly from the Corporation or its affiliates) representing 30% or more of either the then outstanding shares of common stock of the Corporation or the combined voting power of the Corporation's then outstanding securities; or

                    (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Corporation) whose appointment or election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved; or


                     (iii)  there  is  consummated  a  merger  or
consolidation of the Corporation with any other corporation or the issuance of voting securities of the Corporation in connection with a merger or consolidation of the Corporation (or any direct or indirect subsidiary of the Corporation) pursuant to applicable stock exchange requirements, other than (A) a merger or consolidation that would result in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Corporation, or such surviving entity or any parent thereof, outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or its affiliates) representing 30% or more of either the then outstanding shares of common stock of the Corporation or the combined voting power of the Corporation's then outstanding securities; or

                    (iv) the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets, other than a sale or disposition by the Corporation of all or substantially all of the Corporation's assets to an entity, at least 70% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Corporation immediately prior to such sale.

                    c) Person. For the purpose of this Section, "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include:

                    (i) the Corporation or any of its
               subsidiaries;

                    (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its subsidiaries;

                    (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; or

                    (iv) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation."

              5.   Restrictions.

                    a. Any and all rights and benefits payable hereunder shall be forfeited if the Participant becomes an owner, principal, manager, employee or director of or consultant for any "Competing Business," as defined in Subsection 5b, of the Corporation unless the Participant obtains the prior consent of the current Board. Such consent shall not be unreasonably withheld.

                    b. The term "Competing Business" shall mean any business that is engaged in the manufacture, sale or other disposition of a product or service or that has under development a product or service that is in direct competition with a product or service, whether existing or under development, of the Corporation, Pamcor, Inc. or their subsidiary or affiliated companies.

               6. Administration of the Plan. The Plan shall be administered by the Compensation and Management Development Committee (the "Committee"), comprised of members of the Board. The Committee shall make a recommendation to the Board for the resolution of any issue hereunder. No director, officer or employee of the Corporation shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan unless attributable to his own willful misconduct or lack of good faith. No member of the Board or the Committee shall vote upon, or take any role in resolving, any question affecting only his personal benefit.

              7.   Amendment of the Plan.

                    a. All amendments to the Plan shall be accomplished by execution of a written document by an authorized officer of the Corporation with the approval of the Board.

                   b. The Corporation reserves the right to amend the Plan at any time, in any manner whatsoever, after delivery of written notification to all Participants of its intention and the effective date thereof; provided, however, that no such amendment shall operate to reduce the benefit that any Participant who is participating at the time such amendment is adopted would otherwise receive hereunder at retirement for service up to the date the amendment is adopted.

               8. Termination of the Plan. Continuance of the Plan shall be completely voluntary, and is not assumed as a contractual obligation of the Corporation. The Corporation, having adopted the Plan, shall have the right, at any time, prospectively to terminate the Plan; provided, however, that such termination shall not operate to reduce the benefit that any Participant who is participating at the time such termination is adopted would otherwise receive hereunder at retirement for service up to the date of the termination.

              9.   Miscellaneous.

                      a.   No   Participant   shall   under   any
circumstances acquire any property interest in any specific assets of the Corporation. Nothing contained in the Plan and no action taken pursuant to the provisions of the Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Corporation and any Participant or any other person. To the extent that any person acquires a right to receive payments from the Corporation under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

                    b. To the extent permitted by law, the right of the Participant or any other person to the payment of benefits hereunder shall not be assigned, transferred, pledged or encumbered.

                     c.   If  the  Board  shall  find  that   any
Participant to whom any benefit is payable under the Plan is unable to care for his affairs because of Disability, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, a child, a parent, or a brother or sister of the Participant, or to any person deemed by the Board to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Board may determine. Any such payment shall be a complete discharge of the liabilities of the Corporation under the Plan.

                   d. Nothing contained herein shall be construed as conferring upon a Participant the right to continue as an Outside Director.


               10. This Plan is not intended to and shall not be administered or governed in any respect by the Employee Retirement Income Security Act of 1974, as amended.

               11. The Plan shall be binding upon and inure to the benefit of the Corporation, its successors and assigns and the Participant and his heirs, executors, administrators, and legal representatives.

              12. The Plan shall be construed in accordance with and governed by the laws of Pennsylvania.

                    *         *         *

          EXECUTED this 26th day of March, 1997.

                                 AMP Incorporated

Attest: /s/  D. F. Henschel      By:   /s/  J. E. Marley
       --------------------          -------------------------
                                 Title:    Chairman

dir\dirretplamdmd